UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2020

GLOBAL WHOLEHEALTH PARTNERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-56035	46-2316220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Avenida Oliva San Clemente, CA	92673
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (714) 392-9752

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 24, 2020, the Company’s Board of Directors appointed Dr. Miriam Lisbeth Páez De La Cerda to serve as a member of the Board of Directors. The Board now consists of Dr. Miriam Lisbeth Páez De La Cerda, Charles Strongo, Rene Alvarez, Dr. Shuijie Cui, Dr. Scott Ford and Wolfgang Groeters.

The following biographical information is provided:

Dr. Miriam Lisbeth Páez De La Cerda has 15 years experience as a General Practitioner in external consultation, general consultation and over 12 years experience in outpatient medical care with patients with dependency problems, whether of legal or illegal substances, multi-user or single-user hospitalization and/or outpatient consultation. In addition, she has extensive experience in holding youth forums for addiction prevention, holding workshops and informative talks related to protection and risk factors in schools, companies, government institutions as well as carrying out rapid tests for the detection of drugs, HIV and Hepatitis C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WHOLEHEALTH PARTNERS CORPORATION (Registrant)
Date: December 30, 2020	By: /s/ Charles Strongo Charles Strongo Chief Executive Officer

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